UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported)

August 21, 2006

NTN BUZZTIME, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5966 La Place Court
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure Of Directors Or Principal Officers; Election Of Directors;
Appointment Of Principal Officers

Effective August 18, 2006, Andy Wrobel resigned his position as Chief Financial Officer of the Company.

Kendra Berger will be appointed Chief Financial Officer of the Company effective August 28, 2006. Ms. Berger, age 39, has served as a member of the Board of Directors of the Company since 2005. Ms. Berger served as the Executive Director of Finance and Controller of Nventa Biopharmaceuticals Corporation and formerly was the Vice President, Finance and Controller of Discovery Partners International, Inc. Prior to joining Discovery Partners International, Inc. in 2001, Ms. Berger was the Chief Financial Officer of NTN Buzztime, Inc. Prior to that time, Ms. Berger was employed by Price Waterhouse (now PricewaterhouseCoopers) for seven years. She is a Certified Public Accountant.

A copy of the press release announcing Ms. Berger’s appointment is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of NTN Buzztime, Inc. dated August 21, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

By:	/s/ Dario Santana
Dario Santana
Chief Executive Officer

Date: August 21, 2006

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release of NTN Buzztime, Inc. dated August 21, 2006